                                                                    Exhibit 23.3

                                            September 26, 2006

Ultrapetrol (Bahamas) Limited
Ocean Centre, Montague Foreshore
East Bay St.
Nassau, Bahamas
P.O. Box SS-19084

Dear Sirs:

                  Reference is made to the Form F-1 registration statement, as the same may be amended from time to time (collectively, the "Registration
Statement"), of Ultrapetrol (Bahamas) Limited (the "Company"), to be filed with the United States Securities and Exchange Commission under the Securities Act of
1933, as amended (the "Securities Act"), relating to the initial public offering of the Company's shares of common stock.

                  We hereby consent to (i) the use of the graphical and
statistical information supplied by us as set forth in the Registration
Statement, including, without limitation, such information set forth under the heading "The International Shipping Industry", (ii) the references to our company in the Registration Statement, (iii) the naming of our company as an expert in the Registration Statement, and (iv) the filing of this letter as an exhibit to the Registration Statement to be filed with the United States
Securities and Exchange Commission pursuant to the Securities Act. We also hereby agree to execute and deliver such other and further consents as the
Company may reasonably request.

                                       Very truly yours,

                                       /s/  Fred Doll
                                       --------------------------------------
                                       Fred Doll
                                       for DOLL SHIPPING CONSULTANCY